    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1996
                                                      REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------

                   THE ALLSTATE CORPORATION
    (Exact name of registrant as specified in its charter)                            ALLSTATE FINANCING I
                                                                                     ALLSTATE FINANCING II
                                                                                     ALLSTATE FINANCING III
                                                                                     ALLSTATE FINANCING IV
                                                                 (Exact name of each registrant as specified in its certificate of trust)
                           DELAWARE                                                         DELAWARE
(State or other jurisdiction of incorporation or organization)    (State or other jurisdiction of organization of the trusts)
                                                                                  C/O THE ALLSTATE CORPORATION
                      2775 SANDERS ROAD                                                2775 SANDERS ROAD
                  NORTHBROOK, ILLINOIS 60062                                       NORTHBROOK, ILLINOIS 60062
                        (847) 402-5000                                                   (847) 402-5000
(Address, including zip code, and telephone number, including    (Address, including zip code, and telephone number, including
                           area code,                                                      area code,
         of registrant's principal executive offices)                     of registrant's principal executive offices)
                          36-3871531                                                   TO BE APPLIED FOR
             (I.R.S. Employer Identification No.)                             (I.R.S. Employer Identification No.)

                          ---------------------------
                                 ROBERT W. PIKE
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                            THE ALLSTATE CORPORATION
                               2775 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 402-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
                          ---------------------------
                                    Copy to:
                                 Peter C. Krupp
                      Skadden, Arps, Slate, Meagher & Flom
                             333 West Wacker Drive
                            Chicago, Illinois 60606
                                 (312) 407-0855
                          ---------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                                                              PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF                                    PROPOSED MAXIMUM       AGGREGATE
                    SECURITIES TO BE                       AMOUNT TO BE     AGGREGATE PRICE       OFFERING          AMOUNT OF
                       REGISTERED                         REGISTERED(1)       PER UNIT(2)        PRICE(1)(2)     REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
Debt Securities of The Allstate Corporation(3)..........                                                                NA
- ----------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of Allstate Financing I, II, III
 and IV.................................................                                                                NA
- ----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, $1.00 par value, of The Allstate
 Corporation(3).........................................                                                                NA
- ----------------------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities of Allstate Financing
 I, II, III and IV by The Allstate Corporation and
 certain backup undertakings(4).........................                                                                NA
- ----------------------------------------------------------------------------------------------------------------------------------
Warrants to purchase Debt Securities(5).................
- ----------------------------------------------------------------------------------------------------------------------------------
 Total..................................................   $1,500,000,000        100%          $1,500,000,000     $293,105.50(6)
- ----------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. Such amount represents the aggregate offering price of the Preferred Securities of Allstate Financing I, II, III and IV and the Debt Securities, Preferred Stock and Warrants to Purchase Debt Securities of The Allstate Corporation and the exercise price of any Securities issuable upon exercise of Warrants of The Allstate Corporation. Subordinated Debt Securities of The Allstate Corporation may be issued and sold to Allstate Financing I, II, III and IV, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities.
(2) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3) Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any Debt Securities or Preferred Stock that provide for conversion or exchange into other securities. No separate consideration will be received for the Debt Securities or Preferred Stock issuable upon conversion of or in exchange for such other securities.
(4) No separate consideration will be received for any Guarantees. The Guarantees include the rights of holders of the Preferred Securities under the Guarantees and certain backup undertakings, comprised of obligations of The Allstate Corporation under the Subordinated Indenture and the Supplemental Indentures thereto and under the Declarations of Trust of each of Allstate Financing I, II, III and IV, each as described in the Registration Statement.
(5) Warrants for the purchase of Debt Securities may be offered and sold separately or together with other Debt Securities.
(6) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement also relates to the remaining unsold $500,000,000 and $150,000,000 principal amount of securities previously registered by The Allstate Corporation under its Registration Statements on Form S-3 (File No. 33-69568) and (File No. 33-60420), respectively, for which filing fees of $156,250 and $46,875 were previously paid, respectively.
                          ---------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED AUGUST 27, 1996

PROSPECTUS

                                 $1,500,000,000

                            THE ALLSTATE CORPORATION
               DEBT SECURITIES, DEBT WARRANTS AND PREFERRED STOCK
                          ---------------------------

                              ALLSTATE FINANCING I
                             ALLSTATE FINANCING II
                             ALLSTATE FINANCING III
                             ALLSTATE FINANCING IV

                              PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                            THE ALLSTATE CORPORATION
                          ---------------------------

    The Allstate Corporation, a Delaware corporation (the "Company"), may offer, from time to time, (i) its unsecured debt securities, which may be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness, (ii) Warrants to purchase Debt Securities (the "Debt Warrants") and (iii) shares of its Preferred Stock, par value $1.00 per share (the "Preferred Stock"). Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Indebtedness (as hereinafter defined) of the Company.

    Allstate Financing I, Allstate Financing II, Allstate Financing III and Allstate Financing IV (each, an "Allstate Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Allstate Trust ("Preferred Securities"). The Company will be the owner of the Common Securities (as hereinafter defined and, together with the Preferred Securities, the "Trust Securities") of each Allstate Trust. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Allstate Trusts out of moneys held by each of the Allstate Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of Preferred Securities Guarantees." Unless otherwise specified in a Prospectus Supplement, the Company's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred stock, if any, issued from time to time by the Company. Subordinated Debt Securities may be issued and sold from time to time in one or more series to an Allstate Trust, or a trustee of such Allstate Trust, in connection with the investment of the proceeds from the offering of Trust Securities of such Allstate Trust. The Subordinated Debt Securities purchased by an Allstate Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Allstate Trust as may be described in an accompanying Prospectus Supplement. The Preferred Securities Guarantees, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture related thereto and the Declaration of Trust, including its obligations to pay costs, expenses, debts and liabilities of the Allstate Trusts (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities. The Debt Securities, Debt Warrants, Preferred Stock and the Preferred Securities and the related Preferred Securities Guarantees are collectively called the "Securities."

    The Securities may be offered as separate series or issuances at an aggregate initial public offering price not to exceed $1,500,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies or currency units, as shall be designated by the Company, in amounts, at prices and on terms to be determined in light of sale conditions at the time of sale and as set forth in the applicable Prospectus Supplement.

    Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement, including, where applicable (i) in the case of Debt Securities, the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in composite currencies), maturity, subordination terms, if any, interest rate, if any (which may be fixed or variable), and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities;
(ii) in the case of Debt Warrants, the Debt Securities for which each such Debt Warrant is exercisable, the exercise price, duration, detachability, and call provisions; (iii) in the case of Preferred Securities, the designation and number, liquidation preference per Preferred Security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company; and
(iv) in the case of Preferred Stock, the specific title, the aggregate amount, any dividend, liquidation and other rights, any redemption provisions, any listing on a securities exchange, any sinking fund provisions, the initial public offering price and any other terms in connection with the offering and sale of such Preferred Stock.

    The Company and/or each of the Allstate Trusts may sell Securities to or through underwriters or dealers, and also may sell Securities directly to other purchasers or through agents. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters, dealers or agents and the compensation, if any, of such underwriters, dealers or agents.

    This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                          ---------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
        THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

                The date of this Prospectus is           , 1996

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, Room 1024; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048, Suite 1300. Copies of such materials can also be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information. The web site address is http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605.

    No separate financial statements of any of the Allstate Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the Allstate Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each of the Allstate Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Allstate Trust and investing the proceeds thereof in Subordinated Debt Securities issued by the Company and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Declarations of each Trust, the guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of Debt Securities" and "Description of Preferred Securities Guarantees."

    The Allstate Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Allstate Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

    Additional information regarding the Company, the Debt Securities, the Debt Warrants, the Preferred Stock and the Preferred Securities and the Preferred Securities Guarantees is contained in the Registration Statement on Form S-3 (together with all amendments and exhibits relating thereto, the "Registration Statement"), filed with the Commission under the Securities Act of 1933, as amended (the "Act"). For further information pertaining to the Company, the Debt Securities, the Debt Warrants, the Preferred Stock and the Preferred Securities and the Preferred Securities Guarantees, reference is made to the Registration Statement, and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996 are hereby incorporated in and made a part of this Prospectus by reference.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement and to be part hereof from the date of filing such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus or any Prospectus Supplement, shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus or any Prospectus Supplement.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to The Allstate Corporation, Attention: Investor Relations Department, 3075 Sanders Road, Northbrook, Illinois 60062, telephone number (847) 402-5000.

                                  THE COMPANY

     The Company is a holding company for Allstate Insurance Company ("AIC"). The Company, through its subsidiaries (collectively, "Allstate"), is engaged in the property-liability insurance and life insurance businesses. Allstate is the country's second largest personal property and casualty insurer on the basis of 1995 statutory premiums earned and is a major life insurer.

     The Company is a corporation organized under Delaware law on November 5, 1992. The Company's executive offices are located at 2775 Sanders Road, Northbrook, Illinois 60062, and at 3711 Kennett Pike, Greenville, Delaware 19807. Its telephone number is (847) 402-5000.

                                   THE TRUSTS

     Each of Allstate Financing I, Allstate Financing II, Allstate Financing III and Allstate Financing IV is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the Allstate Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on August 21, 1996. Each Allstate Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a specific series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Allstate Trust. Unless otherwise specified in the applicable Prospectus Supplement, each Allstate Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Unless otherwise specified in the applicable Prospectus Supplement, each Allstate Trust's business and affairs will be conducted by the trustees (the "Allstate Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Allstate Trustees of an Allstate Trust. The duties and obligations of the Allstate Trustees shall be governed by the Declaration of such Allstate Trust. Unless otherwise specified in the applicable Prospectus Supplement, a majority of the Allstate Trustees (the "Regular Trustees") of each Allstate Trust will be persons who are employees or officers of or affiliated with the Company. One Allstate Trustee of each Allstate Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of compliance with the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Allstate Trustee of each Allstate Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Allstate Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company.

     The office of the Delaware Trustee for each Allstate Trust in the State of Delaware is 900 Market Street, 2nd Floor, Wilmington, Delaware 19801. The principal place of business of each Allstate Trust is 2775 Sanders Road, Northbrook, Illinois 60062. The telephone number of each Trust is (847) 402-5000.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends for the Company and its subsidiaries for the periods indicated:

                                                     SIX MONTHS
                                                       ENDED
                                                      JUNE 30,              YEAR ENDED DECEMBER 31,
                                                   --------------    -------------------------------------
                                                   1996     1995     1995     1994    1993    1992    1991
                                                   -----    -----    -----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges(1)(2)........   18.6x    18.1x    16.3x    2.5x    8.8x     --     7.0x
Ratio of Earnings to Fixed Charges, including
  credit to investment contracts(1)(3)..........    3.3x     3.1x     2.8x    1.2x    2.1x     --     1.5x

- -------------------------
(1) The Company has authority to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share; however, there are currently no shares outstanding and the Company does not have a preferred stock dividend obligation. Therefore, the Ratio of Earnings to Fixed Charges and Preferred Stock Dividends is equal to the Ratio of Earnings to Fixed Charges and is not disclosed separately.

(2) For purposes of this computation, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of financing costs and that portion of rental expense that is representative of the interest factor. Earnings for the year ended December 31, 1992 were not sufficient to cover fixed charges by $1,425 million. The loss in 1992 resulted primarily from the impact of Hurricane Andrew which caused pre-tax losses after reinsurance of $2.5 billion. Excluding losses from Hurricane Andrew, the 1992 ratio was 12.7x.

(3) For purposes of this computation, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including interest credited to investment contracts), amortization of financing costs and that portion of rental expense that is representative of the interest factor. Earnings for the year ended December 31, 1992 were not sufficient to cover fixed charges by $1,425 million. The loss in 1992 resulted primarily from the impact of Hurricane Andrew which caused pre-tax losses after reinsurance of $2.5 billion. Excluding losses from Hurricane Andrew, the 1992 ratio was 1.9x.

                                USE OF PROCEEDS

     Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds to the Company from the sale or sales of the Securities will be used for general corporate purposes. Each Allstate Trust will invest all proceeds received from the sale of its Trust Securities in a particular series of Subordinated Debt Securities.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.

     The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture"), to be entered into between the Company and State Street Bank and Trust Company, as trustee. The Subordinated Debt Securities will be issued under a separate Indenture, as supplemented by one or more supplemental indentures (as so supplemented, the "Subordinated Indenture"), to be entered into between the Company and State Street Bank and Trust Company, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." Copies of the form of Senior Indenture and the form of Subordinated Indenture have been filed as exhibits to the Registration Statement. The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the "Trustees."

     The following summaries of certain material provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures are subject to, and qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of Debt Securities, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, it is intended that such Sections, Articles or defined terms shall be incorporated by reference herein or therein, as the case may be. Unless otherwise indicated, Section and Article references used herein are applicable to each Indenture. Capitalized terms not otherwise defined herein shall have the meanings given to them in the applicable Indenture.

GENERAL

     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) The Debt Securities are to have such terms and provisions which are not inconsistent with the Indentures, including as to maturity, principal and interest, as the Company may determine. Unless otherwise indicated in a Prospectus Supplement, the Senior Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be unsecured obligations of the Company, subordinated in right of payment to the prior payment in full of all Senior Debt (as defined in the Subordinated Indenture) of the Company as described in the applicable Prospectus Supplement. The Company's assets consist primarily of the common stock of AIC, and the Company conducts no substantial business or operations itself. Accordingly, the right of the Company, and hence the right of the creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of assets of any subsidiary of the Company upon its liquidation or reorganization will be subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the Company itself as a creditor of such subsidiary may be recognized.

     In the event Subordinated Debt Securities are issued to an Allstate Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Allstate Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Allstate Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to an Allstate Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Allstate Trust.

     The applicable Prospectus Supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities: (1) the title of such Debt Securities;
(2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the Person to whom any interest on any of such Debt Securities will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest; (4) the date or dates on which the principal of any of such Debt Securities will be payable;
(5) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (6) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(8) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (9) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (12) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on such Debt Securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or any manner in which such amount is to be determined); (13) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (14) if the principal amount payable at the Stated Maturity of any of such Debt Securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of such Debt Securities for any other purpose thereunder or under the Indentures including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined); (15) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indentures described under "Defeasance and Covenant Defeasance
- -- Defeasance and Discharge" or "Defeasance and Covenant Defeasance -- Covenant Defeasance," or under both such captions; (16) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more
Global Securities and, if so, the respective Depositaries for such Global Securities and any circumstances under which any such Global Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or its nominee; (17) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (18) any addition to or change in the covenants described under "Certain Covenants" applicable to any of such Debt Securities; and (19) any other terms of such Debt Securities not inconsistent with the provisions of the Indentures but which may modify or delete any provision of the Indentures insofar as it applies to such series; provided that no term thereof shall be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the Trustee shall have been consented to in writing by the Trustee. (Section 301)

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount will be set forth in the applicable Prospectus Supplement under "United States Taxation -- United States Holders." Special United States tax and other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be set forth in the applicable Prospectus Supplement under such caption and under "Foreign Currency Risks."

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of a series may be issued solely as Registered Securities, solely as Bearer Securities (with or without coupons attached) or as both Registered Securities and Bearer Securities. Debt Securities of a series may be issuable in whole or in part in the form of one or more global Debt Securities, as described below under "Global Securities."

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the holder, subject to the terms of the Indentures, Bearer Securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement. (Section 305) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)

     In the event of any redemption by the Company, in whole or in part, of Debt Securities of any series (or of any series and specified terms), the Company will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 Business Days before the day of mailing of a notice of redemption of any such Debt Security selected for redemption and ending at the close of business on the day of such mailing,
(ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and of like tenor and principal amount that is immediately surrendered for redemption. (Section 305)

GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of the Depository Trust Company ("DTC") as Depositary, or any other Depositary identified in the applicable Prospectus Supplement, or a nominee thereof, will be deposited with DTC or such other Depositary or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indentures. The Depositary shall at all times be a clearing agency registered under the Exchange Act. (Section 101)

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants (defined below) and to facilitate the clearance and settlement transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including firms that might be underwriters with respect to the Securities), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Notwithstanding any provision of the Indentures or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indentures, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, as may be described in the applicable Prospectus Supplement. All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Section 305) The laws of some jurisdictions require that certain purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indentures. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indentures. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof.

     Ownership of beneficial interests in a Global Security will be limited to participants or to persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee ("participants"). Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests.

     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Security, in some cases, may trade in the Depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the Depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof may be required to be made in immediately available funds.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, a Paying Agent designated by the Company and located in the Borough of Manhattan, The City of New York will act as Paying Agent for payments with respect to Debt Securities of each series. All Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section
1002)

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company upon request, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 1003)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

     The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment
in full of all Senior Indebtedness. (Section      of the Subordinated Indenture)
In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash, before the Holders of Subordinated Debt Securities are entitled to receive any payment on account of principal of or any premium or interest on Subordinated Debt Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Subordinated Debt Securities, which may be payable or deliverable in respect of the Subordinated Debt Securities in any such case, proceeding,
dissolution, liquidation or other winding up event. (Section      of the
Subordinated Indenture)

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company may recover less, ratably, than Holders of Senior Debt Securities and may recover more, ratably, than the Holders of the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the Holders of all Senior Debt Securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of or any premium or
interest on the Subordinated Debt Securities. (Section      of the Subordinated
Indenture)

     No payment of principal (including redemption and sinking fund payments) of or any premium or interest on the Subordinated Debt Securities may be made (i) if any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) if the maturity of any Senior Indebtedness of the Company has been accelerated because of a default.
(Section      of the Subordinated Indenture)

     The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt Securities, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities constitute Senior Debt Securities under the Subordinated Indenture.

     The term "Senior Indebtedness" means, with respect to the Company, (i) the principal or any premium and interest in respect of (A) indebtedness of such obligor, for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, including, without limitation, in the case of the Company, all indebtedness, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the types referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the types referred to its clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debt Securities and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other Allstate Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities unless otherwise expressly provided in the terms of such debt securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment,
modification or waiver of any term of such Senior Indebtedness. (Section      of
the Subordinated Indenture)

     The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

CERTAIN COVENANTS WITH RESPECT TO SENIOR DEBT SECURITIES

     LIMITATION ON LIENS OF STOCK OF AIC

     The Senior Indenture prohibits the Company and its Subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any indebtedness secured by any lien on the capital stock of AIC unless the Senior Debt Securities (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Senior Debt Securities and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated, to provide such security) shall be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured. (Section 1008)

     "Indebtedness" is defined in the Senior Indenture as the principal of and any premium and interest due on indebtedness of a Person, whether outstanding on the date of such Indenture or thereafter created, incurred or assumed, which is
(a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, "indebtedness for money borrowed" means (i) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (iii) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party. For purposes of this covenant only, Indebtedness also includes any obligation of, or any obligation guaranteed by, any Person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge exchange or similar instrument or agreement. (Sections 101 and 1008 of the Senior Indenture)

     LIMITATIONS ON DISPOSITION OF STOCK OF AIC

     The Senior Indenture also provides that so long as any Senior Debt Securities are outstanding and except in a transaction otherwise governed by such Indenture, the Company may not issue, sell, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of AIC, and will not permit AIC to issue (other than to the Company) any shares (other than director's qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of AIC, if, after giving effect to any such transaction and the issuances of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Company would own, directly or indirectly, less than 80% of the shares of AIC (other than preferred stock having no voting rights of any kind); provided, however, that (i) any issuance, sale, transfer or other disposition permitted by the Company may only be made for at least a fair market value consideration as determined by the Board of Directors pursuant to a Board Resolution adopted in good faith and (ii) the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority. Notwithstanding the foregoing, (i) the Company may merge or consolidate AIC into or with another direct wholly-owned Subsidiary of the Company and (ii) the Company may, subject to the provisions set forth in "Consolidation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of AIC at one time for at least a fair market value consideration as determined by the Board of Directors pursuant to a Board Resolution adopted in good faith. (Section 1009 of the Senior Indenture)

CERTAIN COVENANTS WITH RESPECT TO SUBORDINATED DEBT SECURITIES

     If Subordinated Debt Securities are issued to an Allstate Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Allstate Trust and (i) there shall have occurred any event that would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Subordinated Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari
passu with or junior to such Subordinated Debt Securities. (Section      of the
Subordinated Indenture)

     In the event Subordinated Debt Securities are issued to an Allstate Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Allstate Trust, for so long as such Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Allstate Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Trust Common Securities, (ii) to use its reasonable efforts to cause such Allstate Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Allstate Trust, the redemption of all of the Trust Securities of such Allstate Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Allstate Trust, and (b) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.
(Section      of the Subordinated Indenture)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indentures, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person or may permit any Person to consolidate with or merge into the Company, provided that any successor Person must be a corporation, partnership, or trust organized and validly existing under the laws of any domestic jurisdiction and must assume the Company's obligations on the Debt Securities and under the Indentures, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing and that certain other conditions are met; provided such provisions will not be applicable to the direct or indirect transfer of the stock, assets or liabilities of any Subsidiary of the Company to another direct or indirect Subsidiary of the Company. (Section 801)

OUTSTANDING DEBT SECURITIES

     "Outstanding," when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the Indentures, except:

          (1) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2) Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities; provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Indentures or provision therefor satisfactory to the Trustee has been made;

          (3) Debt Securities as to which Defeasance has been effected pursuant to Section 1302 of the Indentures; and

          (4) Debt Securities which have been paid pursuant to the Indentures or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to the Indentures, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company. In determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the Indentures (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date pursuant to the Indentures, (b) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Debt Security in the manner provided as contemplated by the Indentures, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Security, of the amount determined as provided in clause (a) above), (c) if the principal amount payable at the Stated Maturity of any Debt Security is not determinable upon original issuance, the principal amount of such Debt Security that shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by the Indentures, and (d) Debt Securities beneficially owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the Pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor.

     Except as provided above or as may otherwise be provided in the accompanying Prospectus Supplement, there are no "event risk" or similar provisions of the Indentures or the Debt Securities that are intended to afford protection to Holders in the event of a merger or other significant corporate event involving the Company.

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due;
(b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the applicable Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in the applicable Indenture; (e) in the event Subordinated Debt Securities are issued to an Allstate Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Allstate Trust, the voluntary or involuntary dissolution, winding-up or termination of such Allstate Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Allstate Trust, the redemption of all of the Trust Securities of such Allstate Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Allstate Trust; and (f) certain events in bankruptcy, insolvency or reorganization. (Section 501)

     If an Event of Default with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not determinable on original issuance thereof, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the applicable Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the provisions of the Indentures relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section
603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any remedy thereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the applicable Indenture, (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of and any premium and interest on such Debt Security on or after the applicable due dates expressed in such Debt Security. (Section 508)

     The Company will be required to furnish to each Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indentures may be made by the Company and the Trustee under the applicable Indenture with the consent of the Holders of not less than 50% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security (except to the extent provided in a Prospectus Supplement),
(b) reduce the principal amount of or any premium or interest on any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the currency of payment of principal of or any premium or interest on any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indentures, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults or (h) modify such provisions with respect to modification and waivers. (Section 902)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the applicable Indenture. (Section 1010) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

     The applicable Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action thereunder, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date, (ii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of the date of original issuance of such Debt Security, in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Security, of the amount determined as described in (i) above). If the principal amount payable at Stated Maturity of any Debt Security is not determinable upon original issuance, the principal amount of such Debt Security will be determined in the manner prescribed for such Debt Security. (Section 101)

     Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the applicable Indenture to be given, made or taken by Holders of Debt Securities of such series, in the manner and subject to the limitations provided in the applicable Indenture. To be effective, any such action for which the Company has set a record date must be taken by Holders of the requisite principal amount of Debt Securities of the relevant series Outstanding on such record date within 180 days after the record date, or within such shorter period as the Company may specify from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect at its option at any time to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain covenants in the Indentures, applied to the Debt Securities of any series, or to any specified part of a series. (Section
1301)

     Defeasance and Discharge. The Indentures provide that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Debt Securities, the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

     Defeasance of Certain Covenants. The Indentures provide that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Debt Securities, the Company may omit to comply with certain covenants as described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described herein under clause (d) (with respect to such covenants) under "Events of Default" as described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company will remain liable for such payments. (Sections 1303 and
1304)

NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE

     The Company, the Trustees and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 112)

REGARDING THE TRUSTEE

     State Street Bank and Trust Company, which is the Trustee under the Senior Indenture described herein, performs other services for the Company and its affiliates.

                          DESCRIPTION OF DEBT WARRANTS

     The Company may issue, together with other Securities or separately, Debt Warrants for the purchase of Debt Securities. The Debt Warrants are to be issued under Debt Warrant Agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as Debt Warrant Agent (the "Debt Warrant Agent"), all as set forth in the Prospectus Supplement relating to Debt Warrants in respect of which this Prospectus is being delivered. A copy of the form of Debt Warrant Agreement, including the form of Warrant Certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of capitalized terms.

GENERAL

     Reference is made to the Prospectus Supplement for the terms of Debt Warrants in respect of which this Prospectus is being delivered, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security;
(3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise;
(5) the Date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (6) if the Debt Securities purchasable upon exercise of such Debt Warrants are original issue discount Debt Securities, a discussion of federal income tax considerations applicable thereto; and (7) whether the Debt Warrants represented by the Debt Warrant Certificate will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF DEBT WARRANTS

     Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the applicable Prospectus Supplement. After the close of business of the Expiration Date, unexercised Debt Warrants will become void.

     Debt Warrants may be exercised as set forth in the Prospectus Supplement relating to the Debt Warrants in respect of which this Prospectus is being delivered. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                         DESCRIPTION OF PREFERRED STOCK

     The Company is authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share, none of which is currently issued and outstanding. The Board of Directors of the Company is authorized to provide for the issuance of the preferred stock in series, to establish or change the number of shares to be included in each such series and to fix the designation, relative rights, preferences and limitations of each such series, subject to such limitations as may be prescribed by law. In particular, the Board of Directors of the Company is authorized, without limitation, to determine with respect to each series of preferred stock the number of shares, the designation of the series, the dividend rate, voting rights, conversion rights, redemption provisions, liquidation rights and sinking fund provisions, all without further action by the Company's stockholders.

     The Preferred Stock will be fully paid and nonassessable. Unless otherwise indicated in a Prospectus Supplement, the Preferred Stock will have preference over the Company's common stock with respect to the payment of dividends and the distribution of assets in the event of a liquidation, winding up or dissolution of the Company. Unless otherwise indicated in a Prospectus Supplement, each series of Preferred Stock will rank on a parity with each other series.

     The following summaries of certain provisions of the Preferred Stock do not purport to be complete and are subject, and are qualified in their entirety by reference, with respect to any particular series of Preferred Stock, to the description of the terms thereof included in the applicable Prospectus Supplement and to the applicable provisions of the Company's Certificate of Incorporation and Bylaws.

DIVIDENDS

     Holders of shares of the Preferred Stock of each series shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash or other dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

     Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

LIQUIDATION RIGHTS

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of common stock, liquidating distributions in the amount of the liquidation price per share (as set forth in the applicable Prospectus Supplement) plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock and any other shares of stock of the Company ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. A consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION

     The Preferred Stock will be redeemable in whole or in part, at the times and at the redemption prices set forth in the applicable Prospectus Supplement.

     Unless otherwise indicated in a Prospectus Supplement, the Company may not purchase or redeem any of the outstanding shares of any series of Preferred Stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all matured obligations of the Company with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

VOTING RIGHTS

     Unless otherwise indicated in a Prospectus Supplement, the holders of the Preferred Stock will not be entitled to vote under any circumstances.

                      DESCRIPTION OF PREFERRED SECURITIES

     Each Allstate Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Amended and Restated Declaration of Trust (the "Restated Declaration") of each Allstate Trust will authorize the Regular Trustees of such Allstate Trust to issue on behalf of such Allstate Trust one series of Preferred Securities. Each Restated Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Restated Declaration or made part of the Restated Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the Allstate Trust and described in the Prospectus Supplement related thereto. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Restated Declaration, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of any Allstate Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Allstate Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Allstate Trust and the date or dates upon which such distributions shall be payable;

provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such Allstate Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Allstate Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Allstate Trust to the holders of Preferred Securities of such Allstate Trust upon voluntary or involuntary dissolution, winding-up or termination of such Allstate Trust; (vi) the obligation or the option, if any, of such Allstate Trust to purchase or redeem Preferred Securities issued by such Allstate Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such Allstate Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such Allstate Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Allstate Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Allstate Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Allstate Trust not inconsistent with the Restated Declaration of such Allstate Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each Allstate Trust will issue one series of Common Securities. The Restated Declaration of each Allstate Trust will authorize the Regular Trustees of such trust to issue on behalf of such Allstate Trust one series of Common Securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by an Allstate Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Restated Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Allstate Trustees of an Allstate Trust. All of the Common Securities of each Allstate Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If an Event of Default under the Restated Declaration of an Allstate Trust occurs and is continuing, then the holders of Preferred Securities of such Allstate Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such Allstate Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the applicable Restated Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities of such Allstate Trust may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Restated Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Allstate Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Restated Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. State Street Bank and Trust Company will act as the independent trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee") for purposes of compliance with the Trust Indenture Act. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Allstate Trust.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by an Allstate Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Allstate Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Allstate Trust may have or assert. The following payments with respect to Preferred Securities issued by an Allstate Trust to the extent not paid by such Allstate Trust (the "Guarantee Payments") will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Allstate Trust shall have funds available therefor; (ii) the redemption price set forth in the applicable Prospectus Supplement (the "Redemption Price"), which will not be lower than the liquidation amount, and all accrued and unpaid distributions, to the extent such Allstate Trust has funds available therefor with respect to any Preferred Securities called for redemption by such Allstate Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Allstate Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Allstate Trust has funds available therefor and (b) the amount of assets of such Allstate Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Allstate Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Allstate Trust to pay such amounts to such holders.

     Each Preferred Securities Guarantee will not apply to any payment of distributions on the Preferred Securities except to the extent such Allstate Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by an Allstate Trust, such Allstate Trust will not pay distributions on the Preferred Securities issued by such Allstate Trust and will not have funds available therefor. See "Description of Debt Securities -- Certain Covenants of the Company." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Subordinated Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such Allstate Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Allstate Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantee, except that upon an event of default under the Subordinated Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Allstate Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such Allstate Trust, then, unless otherwise set forth in a Prospectus Supplement
(a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Allstate Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Allstate Trust then outstanding.

TERMINATION

     Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable Allstate Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such Allstate Trust, (b) upon distribution of the Subordinated Debt Securities held by such Allstate Trust to the holders of the Preferred Securities of such Allstate Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Allstate Trust upon liquidation of such Allstate Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Allstate Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee. The subordination provisions of the Subordinated Debt Securities provide that in the event payment is made on the Subordinated Debt Securities or the Preferred Securities Guarantee in contravention of such provisions, such payments shall be paid over to the holders of Senior Indebtedness.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Allstate Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such Allstate Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Unless otherwise indicated in a Prospectus Supplement, the Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable Allstate Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Company may sell any series of Debt Securities, Debt Warrants and Preferred Stock and the Allstate Trusts may sell the Preferred Securities being offered hereby (i) directly to one or more purchasers; (ii) through agents;
(iii) to or through underwriters or dealers; or (iv) through a combination of any such methods of sale. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will set forth the terms of the offering of the offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of such Securities and the proceeds to the Company and/or an Allstate Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or any securities exchange on which such Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Act. Unless otherwise set forth in the Prospectus Supplement, the obligations of underwriters to purchase the offered Securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such Securities, if any are purchased. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     Under certain circumstances, the Company may repurchase offered Securities and reoffer them to the public as set forth above. The Company may also arrange for repurchase and resale of such offered Securities by dealers.

     If so indicated in the Prospectus Supplement, the Company may authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others (but in all cases such institutions must be approved by the Company). The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     In connection with the offering of Securities, the Company and/or, if applicable, any Allstate Trust, may grant to the underwriters an option to purchase additional Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If the Company and/or, if applicable, any Allstate Trust, grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

     The Securities may be a new issue of securities that have no established trading market. Any underwriters to whom Securities are sold for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Securities.

     Under agreements which may be entered into by the Company and/or, if applicable, any Allstate Trust, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Such underwriters and agents may be customers of, engaged in transactions with, or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINION

     The validity of the Securities offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom, Chicago, Illinois, counsel for the Company.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred with the Offerings described in this Registration Statement. All amounts are estimated except the SEC registration fee.

         Registration Fee................................................   $293,105.50
        *Printing Costs for Registration Statement, prospectus and related documents..............................................
        *Rating Agency Fees..............................................
        *Accounting Fees and Expenses....................................
        *Legal Fees and Expenses.........................................
        *Blue Sky Fees and Expenses......................................
        *Trustees' Fees..................................................
        *Miscellaneous...................................................
                                                                            -----------
              *Total.....................................................   $
                                                                            ===========

- -------------------------
* To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     Article IV of the Bylaws of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. In addition, the Bylaws provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceedings; provided, however, that if required by the

Delaware General Corporation Law, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company. The Bylaws further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

     The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

     Article Ninth of the Company's Restated Certificate of Incorporation limits to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may have been amended, the personal liability of the Company's directors to the Company or its stockholders for monetary damages for a breach of their fiduciary duty as directors. Section 102(b)(7) of the Delaware General Corporation Law currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law), or (iv) for any transaction from which the director derived an improper personal benefit.

     Reference is made to the forms of Underwriting Agreement filed as Exhibits
1.1 and 1.2 to the Registration Statement for the Company's and the Underwriters' respective agreements to indemnify each other, and to provide contribution in circumstances where indemnification is unavailable.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                                        DESCRIPTION
- ------    ------------------------------------------------------------------------------------
 *1.1     Form of Underwriting Agreement relating to Debt Securities, Debt Warrants and
          Preferred Stock
 *1.2     Form of Underwriting Agreement relating to Preferred Securities and the related
          Preferred Securities Guarantees
  4.1     Certificate of Incorporation of The Allstate Corporation incorporated by reference to Exhibit 3 of the Company's Form 10-Q for the quarter ended September 30, 1995
          (File No. 1-11840)
  4.2     Bylaws of The Allstate Corporation incorporated by reference to Exhibit 3(b) of the
          Company's Form 10-Q for the quarter ended June 30, 1995 (File No. 1-11840)
 *4.3     Form of Indenture for Senior Debt Securities, dated as of                  , 1996,
          between the Company and State Street Bank and Trust Company, as Trustee
 *4.4     Form of Indenture for Subordinated Debt Securities, dated as of             , 1996,
          between the Company and State Street Bank and Trust Company, as Trustee
  4.5     Certificate of Trust of Allstate Financing I
  4.6     Declaration of Trust of Allstate Financing I
  4.7     Certificate of Trust of Allstate Financing II
  4.8     Declaration of Trust of Allstate Financing II
  4.9     Certificate of Trust of Allstate Financing III
  4.10    Declaration of Trust of Allstate Financing III
  4.11    Certificate of Trust of Allstate Financing IV
  4.12    Declaration of Trust of Allstate Financing IV
 *4.13    Form of Amended and Restated Declaration of Trust (substantially identical, except for names and dates, for Allstate Financing I, Allstate Financing II, Allstate
          Financing III and Allstate Financing IV)

EXHIBIT
NUMBER                                        DESCRIPTION
- ------    ------------------------------------------------------------------------------------
 *4.14    Form of Preferred Securities Guarantee (substantially identical, except for names and dates, for Allstate Financing I, Allstate Financing II, Allstate Financing III
          and Allstate Financing IV)
 *4.15    Form of Debt Warrant Agreement
 *4.16    Form of Debt Warrant Certificates (included as Exhibit   of Exhibit 4.15)
 *5       Opinion of Skadden, Arps, Slate, Meagher & Flom
 12       Computation of Ratio of Earnings to Fixed Charges
 15       Acknowledgment of Deloitte & Touche LLP
 23.1     Consent of Deloitte & Touche LLP
*23.2     Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5)
 24       Powers of Attorney (filed on signature page hereto)
 25.1     Statement of Eligibility under the Trust Indenture Act of 1939 of State Street Bank and Trust Company, as Trustee for the Senior Indenture for the Senior Debt
          Securities
 25.2     Statement of Eligibility under the Trust Indenture Act of 1939 of State Street Bank and Trust Company, as Trustee for the Subordinated Indenture for the Subordinated
          Debt Securities
 25.3     Statement of Eligibility under the Trust Indenture Act of 1939 of State Street Bank and Trust Company, as Property Trustee for the Amended and Restated Declaration of
          Trust of Allstate Financing I
 25.4     Statement of Eligibility under the Trust Indenture Act of 1939 of State Street Bank and Trust Company, as Property Trustee for the Amended and Restated Declaration of
          Trust of Allstate Financing II
 25.5     Statement of Eligibility under the Trust Indenture Act of 1939 of State Street Bank and Trust Company, as Property Trustee for the Amended and Restated Declaration of
          Trust of Allstate Financing III
 25.6     Statement of Eligibility under the Trust Indenture Act of 1939 of State Street Bank and Trust Company, as Property Trustee for the Amended and Restated Declaration of
          Trust of Allstate Financing IV
 25.7     Statement of Eligibility under the Trust Indenture Act of 1939 of State Street Bank and Trust Company, as Preferred Guarantee Trustee for the Preferred Securities
          Guarantees

- -------------------------
* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     (a) The Undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificate in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (f) The undersigned reigstrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Allstate Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on this 16th day of August, 1996.

                                          THE ALLSTATE CORPORATION

                                          By /s/ ROBERT W. PIKE
                                          --------------------------------------
                                          Name: Robert W. Pike
                                          Title: Vice President, Secretary and
                                          General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jerry D. Choate, Edward M. Liddy, Thomas J. Wilson and Robert W. Pike as true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                  TITLE                      DATE
- ----------------------------------------    ---------------------------------   ---------------
          /s/ JERRY D. CHOATE               Chairman of the Board and Chief     August 16, 1996
- ----------------------------------------    Executive Officer, Director
            Jerry D. Choate                 (Principal Executive Officer)
          /s/ THOMAS J. WILSON              Vice President and Chief            August 16, 1996
- ----------------------------------------    Financial Officer
            Thomas J. Wilson                (Principal Financial Officer)
          /s/ SAMUEL H. PILCH               Controller                          August 16, 1996
- ----------------------------------------    (Principal Accounting Officer)
            Samuel H. Pilch
          /s/ JAMES G. ANDRESS              Director                            August 16, 1996
- ----------------------------------------
            James G. Andress
          /s/ WARREN L. BATTS               Director                            August 16, 1996
- ----------------------------------------
            Warren L. Batts
         /s/ EDWARD A. BRENNAN              Director                            August 16, 1996
- ----------------------------------------
           Edward A. Brennan

               SIGNATURE                                  TITLE                      DATE
- ----------------------------------------    ---------------------------------   ---------------
        /s/ CHRISTOPHER F. EDLEY            Director                            August 16, 1996
- ----------------------------------------
          Christopher F. Edley
          /s/ MICHAEL A. MILES              Director                            August 16, 1996
- ----------------------------------------
            Michael A. Miles
         /s/ WILLIAM F. LAMOTHE             Director                            August 16, 1996
- ----------------------------------------
           William F. LaMothe
         /s/ NANCY C. REYNOLDS              Director                            August 16, 1996
- ----------------------------------------
           Nancy C. Reynolds
         /s/ MARY ALICE TAYLOR              Director                            August 16, 1996
- ----------------------------------------
           Mary Alice Taylor

     Pursuant to the requirements of the Securities Act of 1933, Allstate Financing I, Allstate Financing II, Allstate Financing III and Allstate Financing IV certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois on this 16th day of August, 1996.

                                          ALLSTATE FINANCING I
                                          (Registrant)

                                          By: The Allstate Corporation, as
                                          Depositor

                                          By:
                                          --------------------------------------
                                          Name: Robert W. Pike
                                          Title: Vice President, Secretary and
                                          General Counsel

                                          ALLSTATE FINANCING II
                                          (Registrant)

                                          By: The Allstate Corporation, as
                                          Depositor

                                          By:
                                          --------------------------------------
                                          Name: Robert W. Pike
                                          Title: Vice President, Secretary and
                                          General Counsel

                                          ALLSTATE FINANCING III
                                          (Registrant)

                                          By: The Allstate Corporation, as
                                          Depositor

                                          By:
                                          --------------------------------------
                                          Name: Robert W. Pike
                                          Title: Vice President, Secretary and
                                          General Counsel

                                          ALLSTATE FINANCING IV
                                          (Registrant)

                                          By: The Allstate Corporation, as
                                          Depositor

                                          By:
                                          --------------------------------------
                                          Name: Robert W. Pike
                                          Title: Vice President, Secretary and
                                          General Counsel